UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2005

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2005, the Compensation Committee of the Board of Directors of Digene Corporation (the "Company") approved the acceleration of vesting of "underwater" unvested stock options held by certain current employees, including executive officers. Stock options held by non-employee directors were not included in such acceleration. A stock option was considered "underwater" if the option exercise price was greater than $32.35 per share. The independent directors of the full Board of Directors of the Company approved the acceleration of vesting of underwater stock options held by the Chief Executive Officer of the Company; such action was taken in accordance with the provisions of the Company’s Amended & Restated 1999 Incentive Plan (the "1999 Plan") under which such stock options were granted to the Chief Executive Officer.

In taking these actions, the Compensation Committee and the independent members of the Board of Directors imposed restrictions on the stock option awards granted to executive officers of the Company, which restrict the ability of each such executive officer to sell any shares underlying any such stock option award until the earlier of (1) the original vesting date applicable to such shares (or any portion thereof) underlying such stock option award or (2) the executive officer’s termination of employment with the Company, death or disability (as such term is defined in the 1999 Plan).

The table attached as Exhibit 99.1 summarizes the outstanding options subject to accelerated vesting.

The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Consolidated Statement of Operations in future financial statements upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which, when effective, will require all share-based payments to employees, including grants of employee stock options, to be recognized on the Company’s financial statements based on their fair values. SFAS 123R will become effective as to the Company beginning July 1, 2005. Additionally, the Company believes underwater stock options may not be offering the affected employees sufficient incentive when compared to the potential future compensation expense that would have been attributable to these stock options.

The Committee has evaluated a number of alternatives available to the Company with respect to stock-based awards to employees. In addition to the acceleration of vesting of underwater options described in this Form 8-K, the Committee is considering such actions as reducing the term of stock options granted, reducing the number of shares underlying stock option awards granted, reducing the number of employees to whom stock option grants will be made, and granting alternative forms of equity-based awards, such as performance-based awards.

The 622,202 stock options affected by this accelerated vesting represent approximately 17.5% of the outstanding stock options awarded to employees. The Company will report the avoided future compensation expense in its third quarter fiscal 2005 financial statements as pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

99.1 Summary of Options Subject to Acceleration

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

March 11, 2005	By:	/s/ Vincent Napoleon

Name: Vincent Napoleon
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Summary of Options Subject to Acceleration